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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 registration statement of our report dated February 6, 2001 included in autobytel.com inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Los Angeles, California
August 13, 2001